As filed with the Securities and Exchange Commission on April 3, 2009

File No.  333-141132

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________

THE NATIONAL COLLEGIATE FUNDING LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	800 Boylston Street, 34th Floor	65-1177163
(State or other Jurisdiction of Incorporation)	Boston, MA 02199-8157 (800) 895-4283	(I.R.S. Employer Identification Number)
(Address, including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Gregory M. Woods, Esq.
800 Boylston Street, 34th Floor
Boston, MA 02199-8157
(800) 895-4283
(Name, Address, including Zip Code and Telephone
Number, including Area Code, of Agent for Service)

Copies to:
Lauris G. L. Rall, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 768-6927

Approximate date of commencement of proposed sale to the public:  Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐_____________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller reporting company ☐

Deregistration of Unsold Securities

$6,236,234,000 aggregate principal amount of student loan asset-backed securities, which were registered under Registration Statement No. 333-141132 and have not been issued prior to the date hereof, are hereby being deregistered effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that all the requirements for filing on Form S-3 are met and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston State of Massachusetts, on April 3, 2009.

THE NATIONAL COLLEGIATE FUNDING LLC

By:	/s/ Kenneth Klipper
Kenneth Klipper
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Meyers	President; Manager	April 3, 2009
Daniel M. Meyers	Principal Executive Officer

/s/ Kenneth Klipper	Chief Financial Officer and	April 3, 2009
Kenneth Klipper	Treasurer; Manager Principal Financial and Accounting Officer

/s/ Gary F. Santo, Jr.	Manager	April 3, 2009
Gary F. Santo, Jr.

/s/ Stein I. Skaane	Manager	April 3, 2009
Stein I. Skaane

Mary S. Stawikey	Manager

Cheryl A. Tussie	Manager